UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2021

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Information.

As previously disclosed, on August 23, 2021, Cara Therapeutics, Inc. (“Cara”) received approval of its New Drug Application for KORSUVA™ injection for the treatment of moderate-to-severe pruritus in hemodialysis patients from the U.S. Food and Drug Administration (the “Approval Milestone”). Pursuant to a securities purchase agreement (the “Purchase Agreement”) between Cara and Vifor (International) Ltd. (“Vifor Pharma”), dated October 15, 2020, Cara is eligible to receive $50 million common stock investment at a 20% premium to the 30-day trailing average price of Cara’s common stock ending on the date immediately prior to the achievement of the Approval Milestone. A description of the Purchase Agreement is included in Cara’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 20, 2020 and is incorporated herein by reference.

In connection with the achievement of the Approval Milestone on August 23, 2021, Cara will receive from Vifor Pharma a $50.0 million investment in Cara’s common stock at a price of $15.23 per share, equaling 3,282,391 shares of Cara’s common stock (the “Milestone Investment”). The closing of the Milestone Investment will occur within five business days following the expiration of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy shares of shares of common stock or other securities of Cara.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ THOMAS REILLY
Thomas Reilly
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: August 30, 2021